Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-224756) and Form S-8 (No. 333-225046, No. 333-212507, No. 333-190292, No. 333-174971, No. 333-161024, No. 333-144177) of Charles River Laboratories International, Inc. of our report dated February 17, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 17, 2021